EXHIBIT 99

         ICOS Corporation Reports Net Income of $6.1 Million,
            Nine Cents Per Share, for 2006 Second Quarter;
    2006 Expected to Be First Profitable Year in Company's History

    BOTHELL, Wash.--(BUSINESS WIRE)--Aug. 3, 2006--

         Guidance Raised for 2006 Worldwide Sales of Cialis(R)
           (tadalafil)(1) and ICOS and Lilly ICOS Net Income

    ICOS Corporation (NASDAQ:ICOS) today released its financial results for the three and six months ended June 30, 2006 and summarized recent events.
    "ICOS achieved quarterly profitability earlier than anticipated due to the strong sales performance of Cialis and the increased profitability of Lilly ICOS(2)," said Paul Clark, ICOS Chairman and CEO. "We are delighted that ICOS is now on track, for the first time in its history, to report full-year net income in 2006."
    During the second quarter of 2006, ICOS announced an exciting opportunity to expand the commercial potential for Cialis using low doses, once daily, to treat erectile dysfunction (ED). Lilly ICOS has already submitted regulatory filings in Europe and Canada, and plans to seek approval in the United States later this year.
    "When Cialis was launched, our objective was to establish the brand as a new, best-in-class alternative among the on-demand treatments for ED," commented Leonard Blum, Senior Vice President, Sales and Marketing. "We are proud that Lilly ICOS has built worldwide awareness of Cialis and its unique benefits. Currently, we are developing a daily treatment for ED and other medical conditions. Cialis, with its extended duration of effectiveness, is well suited for once-a-day dosing."
    Tadalafil, the active pharmaceutical ingredient in Cialis, is being evaluated as a potential once-a-day treatment for benign prostatic hyperplasia, hypertension and pulmonary arterial hypertension. Later this year, we expect to initiate a Phase 2b clinical study to evaluate the efficacy and safety of tadalafil in patients with benign prostatic hyperplasia, also known as enlarged prostate. A Phase 2 proof-of-concept study in hypertension is expected to conclude and provide top-line results later this year. And, patient enrollment is continuing in a Phase 3 study designed to enroll 400 patients with pulmonary arterial hypertension, a life threatening disease.

    Financial Results

    For the three months ended June 30, 2006, ICOS reported net income of $6.1 million ($0.09 per share), compared to a proforma net loss of $30.6 million ($0.48 per share) for the three months ended June 30, 2005.(3)
    Our 50% share of Lilly ICOS earnings was $38.0 million in the second quarter of 2006, compared to equity in losses of Lilly ICOS of $0.7 million in the second quarter of 2005. The $38.7 million improvement primarily reflects growth in the sales of Cialis around the world and planned reductions in marketing and selling expenses.
    For the three months ended June 30, 2006, Lilly ICOS reported net income of $75.8 million, a $77.5 million improvement compared to the net loss of $1.7 million reported for the 2005 second quarter. On a sequential basis, Lilly ICOS' second quarter net income was up $10.8 million, or 17%, compared to the 2006 first quarter.
    Worldwide sales of Cialis totaled $233.2 million during the 2006 second quarter, a 22% increase compared to the second quarter of 2005. Sales of Cialis in North America and Europe totaled $182.7 million in the second quarter of 2006, an increase of 25% compared to the corresponding period of 2005, and up 9% compared to the 2006 first quarter. Cialis sales in the United States were $93.8 million in the 2006 second quarter, an increase of 32% compared to the 2005 second quarter, and up 14% compared to the first quarter of 2006.
    ICOS Corporation's total revenue was $18.5 million in the second quarter of 2006, compared to $18.1 million in the second quarter of 2005.
    Collaboration revenue from Lilly ICOS totaled $15.9 million in the 2006 second quarter, compared to $12.7 million in the second quarter of 2005. The increase primarily reflects incremental research and development activities performed by ICOS personnel on behalf of Lilly ICOS and reimbursable costs of 40 contract (non-employee) sales representatives retained to promote Cialis in the U.S. beginning in January 2006.
    Co-promotion services revenue was $1.9 million in the 2005 second quarter, representing fees earned under a co-promotion arrangement which ended in December 2005.
    Total operating expenses were $50.2 million for the three months ended June 30, 2006, compared to proforma $48.1 million for the three months ended June 30, 2005. The increase was primarily due to the aforementioned research and development activities being performed on behalf of Lilly ICOS and costs for the 40 contract sales representatives. Operating expenses for the three months ended June 30, 2006 include $5.8 million in stock-based compensation, due to a change in accounting for employee stock options effective January 1, 2006. Accompanying Schedules 3 and 4 provide additional information regarding stock-based compensation expense.
    For the six months ended June 30, 2006, ICOS reported net income of $5.4 million ($0.08 per share), compared to a proforma net loss of $84.7 million ($1.33 per share) for the six months ended June 30, 2005.(4)
    At June 30, 2006, we had cash, cash equivalents, investment securities and associated interest receivable of $179.8 million.

    Financial Guidance

    We are increasing our expectation for Lilly ICOS' full-year 2006 net income, from approximately $240 million, to between $265 million and $280 million. We are increasing our guidance for expected 2006 worldwide Cialis net product sales, from approximately $900 million, to between $920 million and $950 million. We expect that Lilly ICOS' operating expenses will increase in the 2006 third and fourth quarters, compared to the second quarter, reflecting planned research and development activities and the timing of certain marketing and selling programs.
    In view of the foregoing, we are increasing our guidance for ICOS Corporation's expected 2006 full-year results, from a net loss of approximately $5 million ($0.08 per diluted share), to net income in the range of $6 million to $15 million, approximately $0.09 to $0.23 per diluted share.

    ICOS Corporation, a biotechnology company headquartered in Bothell, Washington, is dedicated to bringing innovative therapeutics to patients. Through Lilly ICOS LLC, ICOS is marketing its first product, Cialis (tadalafil), for the treatment of erectile dysfunction. ICOS is working to develop treatments for serious unmet medical needs such as benign prostatic hyperplasia, hypertension, pulmonary arterial hypertension, cancer and inflammatory diseases.
    Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our results and the timing and outcome of events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with product commercialization, research and clinical development, regulatory approvals, manufacturing, collaboration arrangements, liquidity, competition, intellectual property claims, litigation and other risks detailed in our latest Quarterly Report on Form 10-Q and our other public filings with the Securities and Exchange Commission.
    The forward-looking statements contained in this press release represent our judgment as of the date of this release. We undertake no obligation to publicly update any forward-looking statements. The biotechnology and pharmaceutical businesses are risky and there can be no assurance that any of our products or product candidates will achieve commercial success or that competing therapies will not pre-empt market opportunities that might exist for any of our products or product candidates.

    Conference Call

    As previously announced, today, beginning at 4:30 p.m. Eastern Time, ICOS will host a conference call to review 2006 second quarter financial results and related matters, including financial guidance and plans for the remainder of 2006. The conference call can be accessed as a webcast at www.icos.com, in the Investor/Events section, or by telephone, using the Passcode 834085, live at (612) 332-1025, or as a replay at (320) 365-3844. The webcast will be available until August 10, 2006 at 5:30 p.m. Eastern Time. The telephone replay will be available until August 4, 2006 at 8:00 p.m. Eastern Time.

NOTES:

    (1) Cialis(R) is a registered trademark of Lilly ICOS LLC.

    (2) Lilly ICOS LLC (Lilly ICOS) is a 50/50 joint venture between ICOS Corporation and Eli Lilly and Company that is marketing Cialis(R) in North America and Europe for the treatment of erectile dysfunction
(ED).

    (3) Proforma net loss of $30.6 million ($0.48 per share) reflects previously reported net loss of $22.6 million ($0.35 per share), plus $8.0 million of proforma stock-based compensation expense as if we had adopted the change in accounting at the beginning of 2005.

    (4) Proforma net loss of $84.7 million ($1.33 per share) reflects previously reported net loss of $69.0 million ($1.08 per share), plus $15.7 million of proforma stock-based compensation expense as if we had adopted the change in accounting at the beginning of 2005.




                   ICOS Corporation and Subsidiaries
           Schedule 1 - SELECTED CONSOLIDATED FINANCIAL DATA
                 (in thousands, except per share data)
                              (unaudited)

                          Three Months Ended June 30,
                       ---------------------------------
                                         2005
                                 -----------------------
                                 Proforma     As
                         2006      (a)     Reported
                       --------- --------- -------------

Condensed Consolidated
Statements of Operations:

 Revenue:
  Lilly ICOS
   collaboration        $15,896   $12,693   $12,693
  Contract
   manufacturing          2,652     3,502     3,502
  Co-promotion services       -     1,893     1,893
                       --------- --------- ---------
     Total revenue       18,548    18,088    18,088
                       --------- --------- ---------

 Equity in earnings
  (losses) of Lilly
  ICOS                   38,040      (689)     (689)
                       --------- --------- ---------

 Operating expenses:
  Research and
   development           25,749    24,514    21,295
  Marketing and selling  13,074    11,652    10,549
  Cost of contract
   manufacturing          2,999     3,596     3,231
  General and
   administrative         8,368     8,292     4,967
                       --------- --------- ---------
     Total operating
      expenses           50,190    48,054    40,042
                       --------- --------- ---------
              Operating
               income
               (loss)     6,398   (30,655)  (22,643)

 Other income
  (expense):
  Interest expense       (1,705)   (1,705)   (1,705)
  Interest and other
   income                 1,757     1,723     1,723
                       --------- --------- ---------

 Income (loss) before
  income taxes            6,450   (30,637)  (22,625)
  Provision for income
   taxes                    375         -         -
                       --------- --------- ---------
 Net income (loss)       $6,075  $(30,637) $(22,625)
                       ========= ========= =========

 Net income (loss) per
  common share - basic    $0.09    $(0.48)   $(0.35)
                       ========= ========= =========
 Net income (loss) per
  common share -
  diluted                 $0.09    $(0.48)   $(0.35)
                       ========= ========= =========

 Weighted average
  common shares
  outstanding - basic    64,478    63,941    63,941
                       ========= ========= =========
 Weighted average
  common shares
  outstanding - diluted  65,034    63,941    63,941
                       ========= ========= =========


                           Six Months Ended June 30,
                       -------------------------------
                                         2005
                                 ---------------------
                                  Proforma     As
                           2006      (a)    Reported
                       --------- --------- -----------

Condensed Consolidated
Statements of Operations:

 Revenue:
  Lilly ICOS
   collaboration        $30,872   $23,053   $23,053
  Contract
   manufacturing          6,403     5,976     5,976
  Co-promotion services       -     2,843     2,843
                       -------- --------- ---------
     Total revenue       37,275    31,872    31,872
                       -------- --------- ---------

 Equity in earnings
  (losses) of Lilly
  ICOS                   70,676   (21,368)  (21,368)
                       -------- --------- ---------

 Operating expenses:
  Research and
   development           51,568    50,065    43,508
  Marketing and selling  26,630    23,240    20,983
  Cost of contract
   manufacturing          6,789     5,738     5,082
  General and
   administrative        16,935    16,204     9,972
                       -------- --------- ---------
     Total operating
      expenses          101,922    95,247    79,545
                       -------- --------- ---------
              Operating
               income
               (loss)     6,029   (84,743)  (69,041)

 Other income
  (expense):
  Interest expense       (3,409)   (3,409)   (3,409)
  Interest and other
   income                 3,177     3,441     3,441
                       -------- --------- ---------

 Income (loss) before
  income taxes            5,797   (84,711)  (69,009)
  Provision for income
   taxes                    375         -         -
                       -------- --------- ---------
 Net income (loss)       $5,422  $(84,711) $(69,009)
                       ======== ========= =========

 Net income (loss) per
  common share - basic    $0.08    $(1.33)   $(1.08)
                       ======== ========= =========
 Net income (loss) per
  common share -
  diluted                 $0.08    $(1.33)   $(1.08)
                       ======== ========= =========

 Weighted average
  common shares
  outstanding - basic    64,399    63,870    63,870
                       ======== ========= =========
 Weighted average
  common shares
  outstanding - diluted  65,117    63,870    63,870
                       ======== ========= =========


Condensed Consolidated Balance Sheets:

                                  June 30,          December 31,
                                   2006                2005
                                 ---------           ---------
 Cash, cash equivalents,
  investment securities and
  interest receivable            $179,762            $162,782
 Receivable from Lilly ICOS        16,346              14,300
 Investment in Lilly ICOS          39,796              35,497
 Property and equipment, net       18,593              17,995
 Deferred financing costs
  and other                        11,638              11,193
                                ---------           ---------
     Total assets                $266,135            $241,767
                                =========           =========

 Current liabilities              $23,404             $22,387
 Convertible subordinated debt    278,650             278,650
 Stockholders' deficit            (35,919)            (59,270)
                                ---------           ---------
     Total liabilities
      and stockholders'
      deficit                    $266,135            $241,767
                                =========           =========

(a) Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" (FAS 123R) and began recognizing expense for all stock options. 2005 proforma amounts reflect our results of operations as if we had applied the provisions of FAS 123R beginning January 1, 2005. See also accompanying Schedules 3 and 4.


                   ICOS Corporation and Subsidiaries
      Schedule 2 - SUMMARIZED OPERATING RESULTS OF LILLY ICOS LLC
                            (in thousands)
                              (unaudited)

                                     2006
                         ---------------------------
                             Q1       Q2      Total
                         -------- -------- ---------
 Revenue:
    Product sales, net
    United States        $82,537  $93,779  $176,316
    Europe                67,586   71,374   138,960
    Canada and Mexico     17,151   17,508    34,659
                        -------- -------- ---------
                         167,274  182,661   349,935
    Royalties             11,088   11,642    22,730
                        -------- -------- ---------
    Total revenue        178,362  194,303   372,665
                        -------- -------- ---------
 Expenses:
    Cost of sales (a)     13,382   14,370    27,752
    Selling, general and
     administrative       86,517   90,342   176,859
    Research and
     development          13,502   13,820    27,322
                        -------- -------- ---------
    Total expenses       113,401  118,532   231,933
                        -------- -------- ---------
 Net income (loss)       $64,961  $75,771  $140,732
                        ======== ======== =========

 ICOS Corporation's
  share of net
  income (loss)          $32,636  $38,040   $70,676
                        ======== ======== =========

(a) Cost of sales includes $103 per month of license fee amortization applicable only to Eli Lilly and Company's interest in Lilly ICOS.

                                        2005
                    -------------------------------------------
                       Q1       Q2       Q3       Q4     Total
                    ------- -------   -------  -------  -------
 Revenue:
    Product sales,
     net
    United States   $42,744  $71,118  $77,438  $81,615  $272,915
    Europe           56,264   60,925   61,992   65,311   244,492
    Canada and
     Mexico          12,186   13,839   14,727   18,575    59,327
                    --------- -------- -------- -------- ---------
                    111,194  145,882  154,157  165,501   576,734
    Royalties         7,790    9,010    8,172    8,997    33,969
                    --------- -------- -------- -------- ---------
    Total revenue   118,984  154,892  162,329  174,498   610,703
                    --------- -------- -------- -------- ---------
Expenses:
  Cost of sales (a)   9,752   11,934   12,378   13,200    47,264
  Selling, general
   and
   administrative   137,027  126,232  112,152   84,416   459,827
  Research and
   development       13,874   18,413   18,035   15,494    65,816
                  --------- -------- -------- -------- ---------
  Total expenses    160,653  156,579  142,565  113,110   572,907
                  --------- -------- -------- -------- ---------
Net income
 (loss)            $(41,669) $(1,687) $19,764  $61,388   $37,796
                  ========= ======== ======== ======== =========

ICOS Corporation's
 share of net
 income (loss)     $(20,679)   $(689) $10,038  $30,849   $19,519
                  ========= ======== ======== ======== =========

(a) Cost of sales includes $103 per month of license fee amortization applicable only to Eli Lilly and Company's interest in Lilly ICOS.


                   ICOS Corporation and Subsidiaries
          Schedule 3 - TOTAL STOCK-BASED COMPENSATION EXPENSE
                            (in thousands)
                              (unaudited)


The following table presents stock-based compensation expense for 2006 as reported, 2005 as reported and 2005 proforma as if ICOS had applied FAS 123R during that year.

                                  2006
                        ------------------------
                          Q1       Q2    Total
                        ------- ------- --------


 As reported
  Stock options         $6,487  $5,766  $12,253
  Restricted shares      1,121   1,285    2,406
  Restricted stock units   203     265      468
                       ------- ------- --------
                         7,811   7,316   15,127
                       ------- ------- --------

 Proforma adjustments
  Stock options              -       -        -
  Restricted shares          -       -        -
  Restricted stock units     -       -        -
                       ------- ------- --------
                             -       -        -
                       ------- ------- --------

 Total (2006 as reported;
  2005 proforma)
  Stock options          6,487   5,766   12,253
  Restricted shares      1,121   1,285    2,406
  Restricted stock units   203     265      468
                       ------- ------- --------
                        $7,811  $7,316  $15,127
                       ======= ======= ========

                                         2005
                       ---------------------------------------
                          Q1      Q2      Q3      Q4     Total
                       ------  ------  ------  ------  -------

 As reported
  Stock options        $    -  $    -  $    -  $    -  $     -
  Restricted shares         -       -     946   1,167    2,113
  Restricted stock units    -       -       -       -        -
                      ------- ------- ------- ------- --------
                            -       -     946   1,167    2,113
                      ------- ------- ------- ------- --------

 Proforma adjustments
  Stock options         7,690   8,012   7,876   7,679   31,257
  Restricted shares         -       -       -       -        -
  Restricted stock units    -       -       -       -        -
                      ------- ------- ------- ------- --------
                        7,690   8,012   7,876   7,679   31,257
                      ------- ------- ------- ------- --------

 Total (2006 as
  reported; 2005 proforma)
  Stock options         7,690   8,012   7,876   7,679   31,257
  Restricted shares         -       -     946   1,167    2,113
  Restricted stock units    -       -       -       -        -
                      ------- ------- ------- ------- --------
                       $7,690  $8,012  $8,822  $8,846  $33,370
                      ======= ======= ======= ======= ========


                   ICOS Corporation and Subsidiaries
   Schedule 4 - ALLOCATION OF TOTAL STOCK-BASED COMPENSATION EXPENSE
                            (in thousands)
                              (unaudited)

The following table presents the allocation of stock-based compensation expense for 2006 as reported, 2005 as reported and 2005 proforma as if ICOS had applied FAS 123R during that year.

                                             2006
                                   ------------------------
                                      Q1      Q2     Total
                                   ------- ------- --------
  As reported
   Research and development         $3,178  $2,963   $6,141
   Marketing and selling             1,064   1,031    2,095
   Cost of contract manufacturing      282     278      560
   General and administrative        3,287   3,044    6,331
                                   ------- ------- --------
                                     7,811   7,316   15,127
                                   ------- ------- --------

  Proforma adjustments
   Research and development              -       -        -
   Marketing and selling                 -       -        -
   Cost of contract manufacturing        -       -        -
   General and administrative            -       -        -
                                   ------- ------- --------
                                         -       -        -
                                   ------- ------- --------

  Total (2006 as reported; 2005
   proforma)
   Research and development          3,178   2,963    6,141
   Marketing and selling             1,064   1,031    2,095
   Cost of contract manufacturing      282     278      560
   General and administrative        3,287   3,044    6,331
                                   ------- ------- --------
                                    $7,811  $7,316  $15,127
                                   ======= ======= ========

                                          2005
                          ------------------------------------
                            Q1      Q2     Q3     Q4     Total
                          ------  ------ ------ ------  ------

  As reported
   Research and
    development           $    - $    - $  487 $  602 $ 1,089
   Marketing and selling       -      -     96    116     212
   Cost of contract
    manufacturing              -      -     45     70     115
   General and administrative  -      -    318    379     697
                         ------- ------ ------ ------ -------
                               -      -    946  1,167   2,113
                         ------- ------ ------ ------ -------
  Proforma adjustments
   Research and
    development            3,338  3,219  3,081  2,930  12,568
   Marketing and selling   1,154  1,103  1,067  1,054   4,378
   Cost of contract
    manufacturing            291    365    376    417   1,449
   General and
    administrative         2,907  3,325  3,352  3,278  12,862
                         ------- ------ ------ ------ -------
                           7,690  8,012  7,876  7,679  31,257
                         ------- ------ ------ ------ -------

  Total (2006 as
   reported; 2005
   proforma)
   Research and
    development            3,338  3,219  3,568  3,532  13,657
   Marketing and selling   1,154  1,103  1,163  1,170   4,590
   Cost of contract
    manufacturing            291    365    421    487   1,564
   General and
    administrative         2,907  3,325  3,670  3,657  13,559
                         ------- ------ ------ ------ -------
                          $7,690 $8,012 $8,822 $8,846 $33,370
                         ======= ====== ====== ====== =======

    CONTACT: ICOS Corporation
             Lacy Fitzpatrick, 425-415-2207